EXHIBIT 23.3
HARVEST NATURAL RESOURCES, INC.
INDEPENDENT PETROLEUM ENGINEERS’ CONSENT
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-115841, 333-94823, 333-49114 and 333-85900) and Form S-3 (No. 333-17231) of Harvest Natural Resources, Inc. (formerly Benton Oil and Gas Company) of our report dated February 22, 2008 relating to the reserve reports, which appears in this Annual Report on Form 10-K/A Amendment #2.
Ryder Scott Company, L.P.
Denver, Colorado
March 13, 2009